EXHIBIT 99.1

dressbarn                                                              maurices
[GRAPHIC OMITTED]                                             [GRAPHIC OMITTED]


                                  NEWS RELEASE
            THE DRESS BARN, INC. REPORTS FISCAL THIRD QUARTER RESULTS
                   -- Sales Increase 61% to $296.0 million --
                 -- Earnings Per Share Increase 83% to $0.33 --
                             FOR IMMEDIATE RELEASE


SUFFERN, NY - JUNE 1, 2005 - The Dress Barn, Inc. (NASDAQ - DBRN), a leading national specialty apparel retailer offering quality career and casual fashion apparel through the dressbarn and maurices brands, today announced sales and earnings results for its third fiscal quarter ended April 30, 2005. The earnings results include the operations of maurices, which was acquired on January 2, 2005.

Sales for the three-months ended April 30, 2005 rose 61% to $296.0 million compared to $183.3 million in the third quarter of the prior year. This increase was driven by the acquisition of the maurices business as well as by a consolidated comparable store sales increase of 7%. Net income for the period increased 85% to $10.2 million, or $0.33 per diluted share versus $5.5 million, or $0.18 per diluted share in the year-ago quarter. This increase was driven both by a strong contribution from maurices as well as considerable improvements in the dressbarn business.

Sales for the nine months ended April 30, 2005 increased 27% to $693.2 million compared to sales of $546.9 million for last year's corresponding period. Net income for the nine month period increased 11% to $19.0 million, or $0.62 per diluted share compared to $17.1 million or $0.57 per diluted share in the prior year period.

David R. Jaffe, President and Chief Executive Officer, commented: "We are very pleased with our results for the quarter. Both dressbarn and maurices' consumers have reacted favorably to our merchandise assortment as evidenced by our continued strong comparable store sales performance during the quarter."

"We experienced strength in our core dressbarn business across all regions of the country and maurices performed well against a year ago quarterly comp sales increase of 17%. We believe that maurices has tremendous growth potential and will lead our new store opening strategy. We will also continue expanding our chain of successful dressbarn stores."

"Our integration process has gone smoothly and we continue to make excellent progress in combining our respective areas of expertise and in identifying synergies. In addition to opportunities to realize efficiency between our two organizations, we are pleased to note that the cultures of our organizations are very compatible. We believe that this quarter's performance demonstrates that we have already begun to flow significant benefits through to our shareholders from this transformational acquisition. Over the long term, we believe it will generate considerable long-term value."

As announced yesterday, the Supreme Court of Connecticut ruled unanimously in favor of Dress Barn, reversing the 2003 jury verdict of $32 million. The Company will seek release of the approximately $40 million currently in the escrow established in connection with the appeal.

The Company will host a conference call, today, Wednesday, June 1, 2005, at 4:30 p.m. Eastern Time to review its third fiscal quarter financial results. The conference call will be webcast by Thomson/CCBN and can be accessed at The Dress Barn, Inc.'s website at www.dressbarn.com. The dial-in number is (617) 614-2705 and the passcode is 58276380. A replay of the call will be available until June 30, 2005 by dialing (617) 801-6888 the passcode is 96916932.

ABOUT THE DRESS BARN, INC. The Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through the dressbarn and maurices brands. As of April 30, 2005, the Company operated 788 dressbarn stores in 45 states and 476 maurices stores in 39 states. For more information, please visit www.dressbarn.com and www.maurices.com.


FORWARD-LOOKING STATEMENTS Certain statements made in this press release and the conference call which are not historical in nature are "forward-looking statements", within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors as they relate to dressbarn's operations that could cause actual results to differ materially from the information is readily available on our most recent report on Form 10-K/A for the year ending July 31, 2004 and Form 10-Q/A for the quarter ending January 29, 2005. Such factors as they relate to maurices include risks applicable to the retail apparel business in general and risks which may be applicable to maurices' business. In addition, there are risks associated with the integration of two businesses.

The conference call will be recorded on behalf of The Dress Barn, Inc. and consists of copyrighted material. It may not be re-recorded, re-produced, transmitted or re-broadcast, in whole or in part, without the Company's express written permission. Accessing the call or the rebroadcast represents consent to these terms and conditions. Participation in the call serves as consent to having any comments or statements made appear on any transcript, broadcast or rebroadcast of this call.

CONTACT:
Armand Correia
Senior Vice President & CFO
(845) 369-4600

The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings - Unaudited Dollars in thousands except shares and per share amounts
                                                                               Thirteen Weeks Ended
                                                                -------------------------------------------------------------
                                                                         April 30,                      April 24,
                                                                              2005                           2004
                                                                -------------------            -------------------

     Net sales                                                            $295,958    100.0%             $183,331     100.0%
     Cost of sales, including
       occupancy and buying costs                                          183,986     62.2%              118,137      64.4%
                                                                -------------------            -------------------
     Gross profit                                                          111,972     37.8%               65,194      35.6%
     Selling, general and
       administrative expenses                                              82,636     27.9%               51,720      28.2%
     Depreciation expense                                                   10,007      3.4%                4,378       2.4%
                                                                -------------------            -------------------
         Operating income                                                   19,329      6.5%                9,096       5.0%

     Interest income                                                           377      0.1%                  553       0.3%
     Interest expense                                                      (3,697)     -1.2%              (1,347)      -0.8%
     Other income                                                              381      0.1%                  381       0.2%
                                                                -------------------            -------------------
          Earnings before income taxes                                      16,390      5.5%                8,683       4.7%
     Income taxes                                                            6,197      2.1%                3,169       1.7%
                                                                -------------------            -------------------
          Net earnings                                                     $10,193      3.4%               $5,514       3.0%
                                                                ===================            ===================

     Earnings per share:
             Basic                                                           $0.34                          $0.19
                                                                ===================            ===================
             Diluted                                                         $0.33                          $0.18
                                                                ===================            ===================

     Weighted average shares outstanding:
             Basic                                                          29,836                         29,522
                                                                -------------------            -------------------
             Diluted                                                        30,698                         30,370
                                                                -------------------            -------------------


The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings - Unaudited Dollars in thousands except shares and per share amounts
                                                                                   Thirty-Nine Weeks Ended
                                                                --------------------------------------------------------------
                                                                         April 30,                       April 24,
                                                                              2005                            2004
                                                                -------------------              ------------------

     Net sales                                                            $693,212    100.0%              $546,928     100.0%
     Cost of sales, including
       occupancy and buying costs                                          433,934     62.6%               347,017      63.4%
                                                                -------------------              ------------------
     Gross profit                                                          259,278     37.4%               199,911      36.6%
     Selling, general and
       administrative expenses                                             200,337     28.9%               154,930      28.3%
     Depreciation expense                                                   23,908      3.4%                17,090       3.2%
                                                                -------------------              ------------------
         Operating income                                                   35,033      5.1%                27,891       5.1%

     Interest income                                                         1,150      0.2%                 1,767       0.3%
     Interest expense                                                      (7,100)     -1.1%               (3,918)      -0.7%
     Other income                                                            1,144      0.2%                 1,144       0.2%
                                                                -------------------              ------------------
          Earnings before income taxes                                      30,227      4.4%                26,884       4.9%
     Income taxes                                                           11,248      1.7%                 9,758       1.8%
                                                                -------------------              ------------------
          Net earnings                                                     $18,979      2.7%               $17,126       3.1%
                                                                ===================              ==================

     Earnings per share:
             Basic                                                           $0.64                           $0.58
                                                                ===================              ==================
             Diluted                                                         $0.62                           $0.57
                                                                ===================              ==================

     Weighted average shares outstanding:
             Basic                                                          29,704                          29,343
                                                                -------------------              ------------------
             Diluted                                                        30,484                          30,031
                                                                -------------------              ------------------


The Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets - Unaudited
Dollars in thousands
                                                                         April 30,                    April 24,
ASSETS                                                                        2005                         2004
                                                                -------------------          -------------------
Current Assets:
    Cash and cash equivalents                                              $50,026                      $66,248
    Restricted cash and investments                                         40,286                           --
    Marketable securities and investments                                      793                      127,103
    Merchandise inventories                                                150,788                      112,636
    Deferred tax asset                                                      12,083                       14,441
    Prepaid expenses and other                                              12,362                        6,586
                                                                -------------------          -------------------
        Total Current Assets                                               266,338                      327,014
                                                                -------------------          -------------------
Property and Equipment                                                     233,834                      159,307
Intangible Assets                                                          111,505                           --
Goodwill                                                                   132,566                           --
Other Assets                                                                19,388                        8,344
                                                                -------------------          -------------------
                                                                          $763,631                     $494,665
                                                                ===================          ===================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable- trade                                               $86,891                      $83,751
     Accrued salaries, wages and related expenses                           31,873                       20,422
     Litigation accrual                                                     38,583                       35,911
     Other accrued expenses                                                 30,762                       29,136
     Customer credits                                                       13,316                        8,792
     Income taxes payable                                                    1,867                        4,197
     Current portion of long-term debt                                       4,825                        1,019
                                                                -------------------          -------------------
        Total Current Liabilities                                          208,117                      183,228
                                                                -------------------          -------------------
Long-Term Debt                                                             232,427                       32,252
Deferred Rent                                                               47,503                       41,585
Shareholders' Equity                                                       275,584                      237,600
                                                                -------------------          -------------------
                                                                          $763,631                     $494,665
                                                                ===================          ===================

